                                                                  Exhibit (c)(2)

CONFIDENTIAL
================================================================================

Presentation Materials Prepared for the
Special Committee of the Board of Directors

March 30, 2001

Table of Contents
================================================================================

      1.    Overview and Analysis of LVMH Offer

      2.    Industry Overview

      3.    Public Market Overview

      4.    Overview of Donna Karan Financials

      5.    Valuation Analysis

      Appendix

[LOGO] Merrill Lynch ===========================================================

================================================================================

                      Overview and Analysis of LVMH Offer

================================================================================

Overview and Analysis of LVMH Offer
================================================================================
Introduction

      o In response to LVMH's unsolicited offer for all of the outstanding shares of Donna Karan International ("DKI" or the "Company") and its agreement to acquire Gabrielle Studio, the Special Committee of the Board of Directors of DKI (the "Special Committee") retained Merrill Lynch as its financial advisor

      o Merrill Lynch has worked closely with DKI management to understand the historical financial results and future financial prospects of the Company

      o As advisor to the Special Committee, Merrill Lynch has evaluated the following:

            o     Industry trends and outlook

            o     Public market performance of DKI

            o     Valuation of the Company

            o     Strategic alternatives available to DKI


[LOGO] Merrill Lynch ========================================================= 1

Overview and Analysis of LVMH Offer
================================================================================
Key Terms of LVMH Proposal for Donna Karan International

===========================
Purchase Price Per Share:     o  $10.60 for each outstanding common share of
                                 Donna Karan International voting capital stock

===========================
Form of Consideration:        o  All cash offer

===========================
Retained Ownership:           o  Ms. Donna Karan and her husband would exchange
                                 a portion of their stock in the Company for stock in a newly formed subsidiary of LVMH
                                 ("New DKI") immediately prior to the merger

===========================
Voting Agreements:            o  Ms. Donna Karan and her husband, representing
                                 approximately 23.7% of the Company's common shares, have expressed their support of this proposal

===========================
Termination Provisions:       o  Closing of the transaction has not occurred by
                                 December 31, 2001

                              o Any governmental authority prohibiting the transaction

                              o  Company stockholder approval not obtained

                              o Company Board of Directors does not recommend approval of the Agreement

                              o LVMH is entitled to a termination fee of $5 million and expense reimbursement under certain termination provisions

===========================
Other DK/SW Agreements:       o  Ms. Donna Karan and her husband will have the
                                 option to purchase additional stock in New DKI up to an aggregate amount of approximately
                                 14.3% of the total equity of New DKI

                              o A long-term agreement has been signed between LVMH and Ms. Donna Karan for her to remain the Chief Designer of New DKI


[LOGO] Merrill Lynch ========================================================= 2

Overview and Analysis of LVMH Offer
================================================================================
Review of Key Events

--------------------------------------------------------------------------------

      Date                                      Events
----------------  --------------------------------------------------------------
--------------------------------------------------------------------------------
December 8, 2000     o  Special Committee is formed with the mandate of
                        evaluating strategic alternatives for the Company to maximize shareholder value

December 15, 2000    o  LVMH proposes to acquire all outstanding DKI shares for
                        $8.50 per share in cash

                     o LVMH signs definitive agreement to acquire Gabrielle Studio for between $400 and $450 million in cash (depending on timing of entering a definitive agreement with DKI)

December 18, 2000    o  LVMH publicly announces Gabrielle Studio transaction and
                        DKI proposal

December 20, 2000    o  The Company announces establishment of Special Committee and retains Merrill Lynch and Mayer, Brown & Platt as financial and legal advisors, respectively

January 4, 2001      o  Merrill Lynch meets with Company management to conduct
                        due diligence. Merrill Lynch's due diligence is ongoing throughout the process

January 8, 2001      o  In response to queries concerning LVMH's merger
                        proposal, DKI announces that the Special Committee will evaluate LVMH's proposal to enter into merger negotiations, as well as any viable proposal for a combination with another company and other strategic alternatives including remaining an independent company, with the goal of maximizing shareholder value

January 17, 2001     o  LVMH completes its acquisition of Gabrielle Studio

January 18, 2001     o  Special Committee convenes to evaluate, on a preliminary basis, strategic alternatives including the LVMH proposal

January 19, 2001     o  At the Special Committee's request, Merrill Lynch begins contacting selected industry participants regarding their potential interest in the acquisition of DKI

January 29, 2001     o  LVMH increases its offer (not disclosed) to acquire all outstanding DKI shares from $8.50 to $10.00 per share in cash

January 30, 2001     o  DKI invites LVMH to conduct due diligence with the goal of identifying higher value for DKI shareholders.
                        Diligence is ongoing throughout the process

March 12, 2001       o  After conducting further due diligence, LVMH increases
                        its offer (not disclosed) from $10.00 to $10.50 per share in cash

March 26, 2001       o  Meeting between principals to discuss key transaction
                        issues. LVMH increases its offer (not disclosed) to acquire all outstanding DKI shares from $10.50 to $10.60 per share in cash

================================================================================


[LOGO] Merrill Lynch ========================================================= 3

Overview and Analysis of LVMH Offer
================================================================================
Solicitation of Interest From Third Parties

      o At the request of the Special Committee, Merrill Lynch contacted selected industry participants in regards to their potential interest in the acquisition of DKI

      o Merrill Lynch inquired as to potential interest in either DKI standalone or DKI and Gabrielle Studio combined, subject to the ability to address the transferability of the Gabrielle license and the completed acquisition of Gabrielle by LVMH

      o Merrill Lynch contacted a total of eight selected industry participants including Domestic, European and Asian luxury goods companies and branded apparel companies that had been previously identified to the Special Committee, including:

            o     Four luxury goods companies

            o     Four branded apparel companies

      o All potential acquirors expressed no interest in the acquisition of DKI or a combined DKI/Gabrielle Studio due to either strategic, valuation or structural issues

      o In addition, no unsolicited interest in regards to a competing proposal was expressed to the Special Committee either directly or through their advisors


[LOGO] Merrill Lynch ========================================================= 4

Overview and Analysis of LVMH Offer
================================================================================
Implied Multiples of LVMH Offer - Management Estimates
(Dollars in Millions, Except Per Share Amounts)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Enterprise Value as of
    DKI              Premium to         DKI        DKI       Gabrielle       Combined       Multiple of 2000:        Offer Value
Offer Price       Pre-Ammouncement      Net     Enterprise   Enterprise   DKI/Gabrielle   ----------------------   as a Multiple of
 Per Share             Price          Debt(a)    Value(b)     Value(c)    Ent. Value(c)   Revenue   EBITDA   EBIT   2001 Earnings
-----------       ----------------    -------   ----------   ----------   -------------   -------   ------   ----  ----------------
------------------------------------------------------------------------------------------------------------------------------------
DKI Standalone - Pre-announcement
      $4.88               --          $4.8        $112.7         --         $112.7         0.17x     2.6x    4.0x         5.9x

                          ---------------------------------------------------------------------------------------------------------
                          DKI Estimates as of January 18, 2001 (d)                      $675.2     $42.9   $28.5         $0.82
                          =========================================================================================================
DKI Standalone

     $10.60            117.4%        $10.3        $255.4         --         $255.4         0.39x     6.2x    9.9x        12.9x

       8.50             74.4%         10.3         206.8         --          206.8         0.31      5.0     8.0         10.4

                          ---------------------------------------------------------------------------------------------------------
                          DKI 2000 Actuals and 2001 Estimated EPS (e)                   $662.7     $41.5   $25.7         $0.82
                          =========================================================================================================
Gabrielle Standalone

         --               --            --            --     $400.0         $400.0           NM     13.1x   13.1x        18.9x

                          ---------------------------------------------------------------------------------------------------------
                          Gabrielle 2000 Actuals and 2001 Estimated Net Income               NM    $30.6   $30.6        $21.2 (f)
                          =========================================================================================================
DKI/Gabrielle Combined

     $10.60            117.4%         $10.3       $255.4     $400.0         $655.4         0.99x     9.1x   11.6x        16.3x

       8.50             74.4%          10.3        206.8      400.0          606.8         0.92      8.4    10.8         15.1

                          ---------------------------------------------------------------------------------------------------------
                          DKI/Gabrielle Combined 2000 Actuals and 2001 Estimated
                          Net Income (e)                                                $662.7     $72.1    $56.3       $39.5 (g)
                          =========================================================================================================
====================================================================================================================================

----------
(a) Based on 2000 estimated average net debt of $16.4 million less option proceeds of $6.1 million, except for the pre-announcement value which is based on management's 2000 estimate of net debt excluding all "out-of-the-money" options.
(b) Based on 22.239 million shares outstanding and 0.888 million options outstanding at a weighted average strike price of $6.92, except for the pre-announcement value which is based on 22.137 million shares outstanding.
(c) Based upon current acquisition price of Gabrielle Studio. Gabrielle acquisition price is effectively $450 million if DKI has not entered into a definitive acquisition agreement by June 16, 2001.
(d)   Reflects DKI management projections as of December 15, 2000.
(e) DKI and DKI/Gabrielle combined 2000 actuals exclude the effects of certain non-recurring, non-operating items. (See Overview of Donna Karan Financials)
(f) Reflects 2001 hypothetical net income of Gabrielle assuming an income tax rate of 39.0%.
(g) Reflects 2001 hypothetical net income of combined company (Combined EBIT - DKI interest expense - taxes @ 39.0%).


[LOGO] Merrill Lynch ========================================================= 5

Overview and Analysis of LVMH Offer
================================================================================
Hypothetical Valuation of Gabrielle Studio - Management Estimates
(Dollars in Millions)

--------------------------------------------------------------------------------

                       Royalty Stream to Gabrielle Studio

--------------------------------------------------------------------------------

                                         Projected Fiscal Year Ending December 31,
                                       ---------------------------------------------
                                       2001      2002      2003      2004      2005
                                       -----     -----     -----     -----     -----
Royalty to Gabrielle Studio            $34.8     $38.8     $43.8     $49.9     $54.8

Less Taxes @ 39.0%                     (13.6)    (15.1)    (17.1)    (19.5)    (21.4)
                                       -----     -----     -----     -----     -----

Free Cash Flow to Gabrielle Studio     $21.2     $23.6     $26.7     $30.4     $33.5
                                       =====     =====     =====     =====     =====

Royalty to Gabrielle Studio % Growth    13.7%     11.5%     12.9%     14.0%      9.9%

=====================================================================================

--------------------------------------------------------------------------------

              Discounted Cash Flow Valuation of Gabrielle Studio(a)

--------------------------------------------------------------------------------
                             Gross Value of Gabrielle Studio at Growth Rates of:
Discount                     ---------------------------------------------------
 Rates                        2.5%                   3.0%                  3.5%
--------                     ------                 ------                ------
  9.0%                       $446.2                 $476.6                $512.5
 10.0%                        384.4                  406.1                 431.2
 11.0%                        337.1                  353.4                 371.7
 12.0%                        299.9                  312.4                 326.3

================================================================================

----------
(a) Assumes 2005 free cash flow of $33.5 million grows in perpetuity at 2.5% - 3.5% as indicated.


[LOGO] Merrill Lynch ========================================================= 6

Overview and Analysis of LVMH Offer
================================================================================
Analysis of DKI Global Product Sales and Net Income (a)
(Dollars in Millions)

[The following table was depicted as a mountain chart in the printed material.]

--------------------------------------------------------------------------------

                    Annual Global Product Sales Since IPO (b)

--------------------------------------------------------------------------------

  1996        1997        1998          1999        2000
------      ------      ------      --------    --------
$701.4      $752.6      $834.8      $1,025.5    $1,190.6

                                                  ------------------------------
                                                  Standard Deviation   = $203.5
                                                  Standard Deviation
                                                  as a % of 2000 Sales =   17.1%
                                                  1996 - 2000 CAGR     =   14.1%
                                                  ==============================

[The following table was depicted as a mountain chart in the printed material.]

--------------------------------------------------------------------------------

                    Annual Net Income Since IPO (b)

--------------------------------------------------------------------------------

  1996        1997        1998          1999        2000
------      ------      ------      --------    --------
$12.6       ($19.2)       $0.1          $8.6       $13.6

                                                  ------------------------------
                                                  Standard Deviation   = $13.6
                                                  Standard Deviation
                                                  as a % of 2000 Sales = 100.0%
                                                  1996 - 2000 CAGR     =   1.9%
                                                  ==============================

----------

(a) Global product sales based on management's royalty expense calculation. Net income adjusted to exclude extraordinary and non-recurring items.
(b)   IPO as of June, 1996.


[LOGO] Merrill Lynch ========================================================= 7

Overview and Analysis of LVMH Offer
================================================================================
Analysis of Premiums Paid in Acquisition Transactions

-----------------------------------------------------------------------------------------------

                                 Implied Premiums Paid for DKI(a)

-----------------------------------------------------------------------------------------------
                                                        Offer Premium/        Offer Premium/
Pre-Announcement                       DKI Average    (Discount) to DKI     (Discount) to DKI
Time Period (b)    DKI Trading High   Closing Price     Trading High      Average Closing Price
---------------    ----------------   -------------   -----------------   ---------------------
    1 Month            $5.81              $5.00              82.4%               112.0%

    3 Months            6.50               5.51              63.1%                92.4%

    6 Months            6.94               5.86              52.8%                80.9%

    1 Year              9.38               6.57              13.1%                61.3%

    2 Years            11.00               7.24              (3.6%)               46.4%
===============================================================================================

--------------------------------------------------------------------------------

                 Acquistion Transactions - $100 to $500 million
                       Since 1998(c) (3,294 Transactions)

--------------------------------------------------------------------------------
                                         Pre-Announcement Time Period(b)
                               -------------------------------------------------
                               One Month           One Week              One Day
                               ---------           --------              -------

High                             246.7%             246.8%                246.8%

Median                            37.4%              33.1%                 27.0%

Mean                              46.2%              40.8%                 35.1%

Low                                0.1%               0.0%                  0.0%

--------------------------------------------------------------------------------
DKI(a)                            88.4%             120.3%                117.4%
================================================================================

================================================================================

--------------------------------------------------------------------------------

                        Control Shareholder Transactions
                        Since 1998(d) (214 Transactions)

--------------------------------------------------------------------------------
                                        Pre-Announcement Time Period(b)
                              --------------------------------------------------
                              One Month            One Week              One Day
                              ---------            --------              -------

High                           263.0%               181.1%                220.0%

Median                          28.0%                27.1%                 22.7%

Mean                            41.2%                38.0%                 33.3%

Low                              1.4%                 0.3%                  0.1%

--------------------------------------------------------------------------------
DKI(a)                          88.4%               120.3%                117.4%
================================================================================

================================================================================

----------

Source: Stock price based on FactSet. Transaction data based on Thomson Financial SDC Database.
(a)   All DKI premium calculations based on offer price of $10.60 per DKI share.
(b)   Pre-announcement date: December 15, 2000.
(c) Transactions involving the acquisition of all of the outstanding common stock by an entity not controlling 50% or greater of the common shares prior to the acquisition.
(d) Transactions involving the acquisition of all of the outstanding common stock by an existing "control" shareholder (measured by 50% or greater ownership).


[LOGO] Merrill Lynch ========================================================= 8

================================================================================

                               Industry Overview

================================================================================

Industry Overview
================================================================================
Apparel Industry Overview

      o In the early to mid 1990's, the market witnessed several highly visible IPO's of branded apparel companies. The success of those offerings was based on several factors:

            o Decision by department stores to dedicate significantly more space to stronger brands

            o Perception that brand strength would lead to additional growth beyond floor space growth, including new product categories and new distribution channels

   [The following table was depicted as a bar chart in the printed material.]

--------------------------------------------------------------------------------

                          Branded Apparel Companies(a)
                    Share of Department Store Apparel Sales

--------------------------------------------------------------------------------

1991     1992     1993     1994     1995     1996     1997     1998    1999
----     ----     ----     ----     ----     ----     ----     ----    ----
20.0%    22.0%    24.0%    22.0%    24.0%    30.0%    35.0%    38.0%   43.0%

Source: NPD Group and Wall Street Research.
(a) Includes Jones Apparel Group, Liz Claiborne, Nautica Enterprises, Polo Ralph Lauren and Tommy Hilfiger.
================================================================================


[LOGO] Merrill Lynch ========================================================= 9

Industry Overview
================================================================================
Apparel Industry Overview (cont'd)

      o At the time of their IPO's, the following companies showed growth rates well in excess of the average market growth rate and therefore received premium valuations

--------------------------------------------------------------------------------

                        Trading Multiples at Time of IPO

--------------------------------------------------------------------------------

                                                   1-Yr Forward      5-Yr EPS
Company                         Date    IPO Price     P/E(a)      Growth Rate(a)
-----------------             -------   --------   ------------   --------------
Designer Holdings             5/10/96    $18.00        20.2x          20.0%

Donna Karan International     6/28/96     24.00        24.7           20.0

Nautica Enterprises (b)      12/17/93     22.00        17.6           17.0

Polo Ralph Lauren             6/12/97     26.00        23.6           16.5

Tommy Hilfiger                9/23/92     15.00        18.3           35.0

                                          ---------------------------------
                                          Mean         20.9x          21.7%
                                          =================================

================================================================================

----------
(a) Earnings estimates and five-year growth rates obtained from first published Wall Street equity research report.
(b)   Represents latest public offering.


[LOGO] Merrill Lynch ======================================================== 10

Industry Overview
================================================================================
Apparel Industry Overview (cont'd)

      o In recent years, however, investor sentiment has shifted for branded apparel companies

            o Saturation in the department store channel has significantly reduced the expected rate of sales growth

            o Failure of companies to dramatically increase product breadth and expand international presence, as well as changes in fashion trends, have in some cases resulted in earnings disappointments

      o In addition, the overall context of the department store industry has changed dramatically

            o     The industry has become highly consolidated

                  - There are currently six major department store chains today vs. eighteen ten years ago

            o Given their increasing leverage with vendors, department stores have made stringent demands on companies such as DKI

                  -     Payments to build and staff shop-in-shops

                  -     Management of inventory

                  -     Incremental contributions to co-op advertising

                  -     Margin guarantees

      o As a result of these issues, investors have questioned the sustainability of growth, resulting in currently depressed valuations

----------------------------------------------------------------------------------------------------
                           Pre-Announcement and Current Trading Multiples(a)
----------------------------------------------------------------------------------------------------
                                        Pre-Announcement          Current           Current 5-Yr
          Company                     1-Yr Forward P/E(b)   1-Yr Forward P/E(b)   EPS Growth Rate(b)
----------------------------          -------------------   -------------------   ------------------
Nautica Enterprises                           9.3x                 12.2x                 12.2%
Polo Ralph Lauren                            11.3                  13.8                  13.4%
Tommy Hilfiger                                7.2                   8.5                  12.2%

                               ---------------------------------------------------------------
                               Mean           9.3x                 11.5x                 12.6%
                               ===============================================================

Donna Karan International(c)                  6.4x                 13.9x                 16.0%

====================================================================================================

----------
(a) Pre-announcement date: December 15, 2000. Current multiples as of March 28, 2001.
(b) Earnings estimates obtained from First Call and calendarized to December or closest month thereafter. Five-year growth rates obtained from I/B/E/S.
(c) DKI current P/E multiple is based on an offer value of $10.60 per DKI share.


[LOGO] Merrill Lynch ======================================================== 11

Industry Overview
================================================================================
Apparel Industry Overview (cont'd)

   [The following table was depicted as a bar chart in the printed material.]

--------------------------------------------------------------------------------

     Historical 1-Yr Forward P/E Multiple(a) - Branded Apparel Companies(b)

--------------------------------------------------------------------------------

12/15/96      12/15/97      12/15/98      12/15/99      12/15/00      Current(c)
--------      --------      --------      --------      --------      ----------
  20.0x         16.4x         11.1x         9.9x          9.6x           11.8x

================================================================================

   [The following table was depicted as a bar chart in the printed material.]

--------------------------------------------------------------------------------

             5-Yr EPS Growth Rates(a) - Branded Apparel Companies(b)

--------------------------------------------------------------------------------

12/15/96      12/15/97      12/15/98      12/15/99      12/15/00      Current(c)
--------      --------      --------      --------      --------      ----------
  19.4%         19.1%         18.8%         16.3%         14.1%          13.8%

================================================================================

----------
(a) Earnings estimates obtained from First Call and calendarized to December or closest month thereafter. Five-year growth rates obtained from I/B/E/S.
(b) Branded Apparel includes Jones Apparel Group, Liz Claiborne, Nautica Enterprises, Polo Ralph Lauren and Tommy Hilfiger.
(c)   Current as of March 28, 2001.


[LOGO] Merrill Lynch ======================================================== 12

================================================================================

                             Public Market Overview

================================================================================

Public Market Overview
================================================================================
Wall Street Outlook - Pre-Announcement

------------------------------------------------------------------------------------------------------------------------------

                                                                                           EPS      EPS      EPS       Last
          Firm                   Analyst           Recommendation       Target Price     2000(a)  2001(a)  2002(a)   Update(a)
--------------------------  ------------------  -------------------- -----------------   ------   -------  -------   ---------
------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch               Brenda Gall         Long-Term Accumulate       $10.00(b)      $0.65    $0.75       NA    12/11/00

Morgan Stanley Dean Witter  Josephine Esquivel  Outperform                 10.00(c)        0.65     0.75       NA     11/7/00

Bear Stearns                Susan Sansbury      Attractive                 10.00(d)        0.65     0.78       NA    12/19/00

The Chapman Company         Harvey Robinson     Hold                       NA              0.66       NA       NA     9/20/00

                                                                     --------------------------------------------
                                                                           Mean           $0.65    $0.76       --
                                                                     Management(e)         0.66     0.82    $0.90
                                                                     ============================================

==============================================================================================================================

--------------------------------------------------------------------------------

    Firm                Highlights                           Concerns

--------------------------------------------------------------------------------

Merrill Lynch   o Licensing revenues keep        o More conservative gross
                  increasing with gains in         margin assumption is expected
                  nearly all categories            in 2001 as a result of
                                                   promotional pressure in
                o Management continues to          department and outlet stores
                  take steps to reverse
                  weakness in its outlet         o Continued weakness in women's
                  stores                           wholesale revenue

                o Continued strength of Donna    o Negative retail comps in 2000
                  Karan and DKNY brands is
                  reflected by their ranking     o Retail (particularly outlets)
                  as one of the top 3 sellers      remains the key weak spot,
                  in high-end department           and may not move into the
                  stores                           black until 2002

                o Shoes and accessories are
                  strong categories, ranking
                  second in terms of
                  profitability behind
                  licensing

                o International jeanswear is
                  strong overseas and nicely
                  profitable

Morgan Stanley  o Management's focus on          o Retail business and women's
Dean Witter       international jeans, men's       wholesale continue to be a
                  in the wholesale segment,        challenge
                  licensing,
                  shoes/accessories as well      o Gross margin decreased in Q3
                  as full-price retail stores      FY00 due to higher off-price
                  as key growth drivers            sales and poorer performance
                                                   of retail stores
                o In terms of licensing, the
                  Company plans to launch        o Management's focus in its
                  City DKNY to fuel the            outlet business is to control
                  women's business. There are      costs and improve
                  also plans for the home          profitability
                  business expansion
                                                 o DKNY and Donna Karan
                o Solid performance in men's       Collection businesses are
                  sportswear and the new           expected to be down in the
                  men's underwear line             low double-digit range in
                                                   2000

================================================================================

----------
(a)   Source: First Call as of December 15, 2000.
(b)   As per research report dated May 8, 2000.
(c)   As per research update dated November 7, 2000.
(d)   Date of research update not available.
(e) Management's pre-announcement earnings guidance to Wall Street called for $0.66 EPS in 2000. 2001 and 2002 estimated EPS per current DKI management projections.


[LOGO] Merrill Lynch ======================================================== 13

Public Market Overview
================================================================================
Wall Street Analyst EPS Estimate Changes Over Time(a)

  [The following tables were depicted as line charts in the printed material.]

-----------------------------------        -----------------------------------

    Donna Karan International                      Jones Apparel Group

-----------------------------------        -----------------------------------
  1998      1999     2000     2001           1998      1999     2000     2001
  ----      ----     ----     ----           ----      ----     ----     ----
 $0.01     $0.40    $0.66    $0.76          $1.47     $2.02    $2.49    $2.96
(97.1%)   (58.3%)   +6.5%   (24.0%)        +48.0%    +29.0%   +25.8%    +0.3%

===================================        ===================================

-----------------------------------        -----------------------------------

           Liz Claiborne                           Nautica Enterprises

-----------------------------------        -----------------------------------
  1998      1999     2000     2001           1998      1999     2000     2001
  ----      ----     ----     ----           ----      ----     ----     ----
 $2.83     $3.12    $3.58    $4.01          $1.45     $1.26    $1.38    $1.48
 (5.7%)   (10.9%)   +8.5%    +1.0%           (3.3%)   (34.4%)   (4.8%)  (10.3%)

===================================        ===================================

-----------------------------------        -----------------------------------

         Polo Ralph Lauren                            Tommy Hilfiger

-----------------------------------        -----------------------------------
  1998      1999     2000     2001           1998      1999     2000     2001
  ----      ----     ----     ----           ----      ----     ----     ----
 $1.27     $1.40    $1.59    $1.90          $1.88     $2.29    $1.43    $1.46
 (1.6%)    (9.1%)   +0.0%   +12.4%         +17.5%    +11.2%   (46.2%)   (0.7%)

===================================        ===================================

----------
Source: First Call ReCall.
(a) Percentage figures in italics represent the change in calendarized EPS estimates since the first available estimate.


[LOGO] Merrill Lynch ======================================================== 14

Public Market Overview
================================================================================
Operating Statistics of Selected U.S. Branded Apparel Companies (a)
(Dollars in Millions)

   [The following tables were depicted as bar charts in the printed material.]

--------------------------------------------------------------------------------

                               2000 Total Revenue

--------------------------------------------------------------------------------
       Jones        Liz      Polo Ralph    Tommy       Nautica     Donna
      Apparel    Claiborne     Lauren     Hilfiger   Enterprises   Karan
      -------    ---------   -----------  --------   -----------   -----
      $4,142.7   $3,104.1    $2,154.2     $1,884.2   $627.7        $662.7

================================================================================

--------------------------------------------------------------------------------

                               2000 EBITDA Margin

--------------------------------------------------------------------------------
       Jones      Tommy     Polo Ralph    Nautica       Liz        Donna
      Apparel    Hilfiger     Lauren    Enterprises  Claiborne     Karan(b)
      -------    --------     ------    -----------  ---------     --------
       17.4%      16.7%       16.5%        15.0%      12.8%         10.9%

================================================================================

--------------------------------------------------------------------------------

                                2000 EBIT Margin

--------------------------------------------------------------------------------
       Jones     Polo Ralph    Nautica     Tommy        Liz        Donna
      Apparel      Lauren    Enterprises  Hilfiger   Claiborne     Karan(b)
      -------      ------    -----------  --------   ---------     --------
       14.7%        13.1%       11.5%       11.2%      10.4%         8.5%

================================================================================

--------------------------------------------------------------------------------

                      5 Year - Estimated EPS Growth Rates

--------------------------------------------------------------------------------
       Jones     Polo Ralph     Liz         Nautica     Tommy       Donna
      Apparel      Lauren    Claiborne    Enterprises  Hilfiger     Karan
      -------      ------    ---------    -----------  --------     -----
       18.9%        13.4%      12.2%         12.2%       12.2%      16.0%

================================================================================

----------
(a) Calendar year 2000 operating statistics obtained from Merrill Lynch equity research. Actual results are reflected where available. Results are pro forma to exclude extraordinary and non-recurring items. Five-year growth rates obtained from I/B/E/S as of March 28, 2001.
(b) Royalty payments to Gabrielle Studio have been added back to DKI's EBITDA and EBIT for comparative purposes.


[LOGO] Merrill Lynch ======================================================== 15

Public Market Overview
================================================================================
DKI Historical Stock Price Performance

--------------------------------------------------------------------------------

                              Pre-Announcement(a)

--------------------------------------------------------------------------------

         Time              Trading         Trading           Average
        Period             High(b)         Low(b)         Closing Price
        ------             -------         ------         -------------

        1 Year              $9.38           $4.25             $6.57

        2 Years             11.00            4.25              7.24

        Since IPO           30.13            4.25             10.81

================================================================================

  [The following tables were depicted as line charts in the printed material.]

--------------------------------------------------------------------------------

                                  Since IPO(c)

--------------------------------------------------------------------------------

                                   Current
                 Offer Price:      Price(d):       Pre-Ann.(a):
                 ------------      ---------       ------------

                    $10.60           $9.10            $4.88


                     DATE                         PRICE
                     ----                         -----

                    6/28/96                        28.0
                     3/2/97       (approximately)  11.88
                    11/5/97                        14.38
                    7/11/98       (approximately)  15.63
                    3/15/99                         5.75
                   11/18/99                         8.56
                    7/23/00       (approximately)   6.19
                    3/28/01                         9.1


================================================================================

--------------------------------------------------------------------------------

                              Since January 1, 2000

--------------------------------------------------------------------------------

                                   Current
                 Offer Price:      Price(d):       Pre-Ann.(a):
                 ------------      ---------       ------------

                    $10.60           $9.10            $4.88



                     DATE                         PRICE
                     ----                         -----

                   12/31/99                        6.56
                    3/15/00                        7.19
                    5/30/00                        7.06
                    8/13/00      (approximately)   6.19
                   10/28/00      (approximately)   5.31
                    1/11/01                        8.88
                    3/28/01                        9.1


================================================================================

----------
Source: FactSet.
(a)   Pre-announcement date: December 15, 2000.
(b)   Trading high and low amounts include intraday levels.
(c)   First day of trading: June 28, 1996.
(d)   As of March 28, 2001


[LOGO] Merrill Lynch ======================================================== 16

Public Market Overview
================================================================================
Relative Stock Price Performance as of March 28, 2001

   [The following tables were depicted as bar charts in the printed material.]

--------------------------------------------------------------------------------

                               Last Twelve Months

--------------------------------------------------------------------------------

DKI Pre-Ann.(a)           DKI(b)           Branded Apparel(c)           S&P 400
---------------           ------           ------------------           -------
    (35.0%)               39.0%                   21.1%                 (29.9%)

================================================================================

--------------------------------------------------------------------------------

                                 Last Two Years

--------------------------------------------------------------------------------

DKI Pre-Ann.(a)           DKI(b)           Branded Apparel(c)           S&P 400
---------------           ------           ------------------           -------
    (21.2%)               50.1%                   8.3%                  (13.9%)

================================================================================

--------------------------------------------------------------------------------

                                    Since IPO

--------------------------------------------------------------------------------

DKI Pre-Ann.(a)           DKI(b)           Branded Apparel(c)           S&P 400
---------------           ------           ------------------           -------
    (82.6%)               (62.1%)                 28.1%                  66.6%

================================================================================

----------
Source: FactSet.
(a) Represents performance up to and including the pre-announcement date. Stock price as of pre-announcement date of December 15, 2000: $4.88.
(b)   Based on offer price of $10.60 per DKI share.
(c) Branded Apparel includes Jones Apparel Group, Liz Claiborne, Nautica Enterprises, Polo Ralph Lauren and Tommy Hilfiger.
(d)   First day of trading: June 28, 1996.


[LOGO] Merrill Lynch ======================================================== 17

Public Market Overview
================================================================================
Analysis of Publicly Traded Comparable Companies
(Dollars in Millions, Except Per Share Amounts)

-------------------------------------------------------------------------------------------------------------------------------

                                                                                           Market Cap.
                                                     Market Value as a Multiple of:    as a Multiple of(d):
                                                     ------------------------------  -----------------------   5-Year
                      Share     Market    Market        2001 EPS        2002 EPS      2000      2000    2000   Growth    2001
      Company         Price    Value(a)   Cap.(b)     Estimates(c)    Estimates(c)   Revenue   EBITDA   EBIT   Rate(c)   PEG
-------------------   ------   --------   --------   --------------   ------------   -------   ------   ----   -------   -----
-------------------------------------------------------------------------------------------------------------------------------
December 15, 2000
Jones Apparel Group   $31.13   $4,043.8   $5,151.5          10.4x          8.3x        1.24x     7.2x    8.5x   19.3%     0.54x
Liz Claiborne          39.81    2,190.9    2,505.5           9.9           8.8         0.81      6.1     7.7    12.7%     0.78
Nautica Enterprises    14.81      519.3      452.7           9.3           8.3         0.71      4.8     6.2    12.5%     0.74
Polo Ralph Lauren      21.44    2,129.8    2,398.7          11.3          10.0         1.11      6.8     8.6    13.5%     0.84
Tommy Hilfiger         10.94      992.7    1,343.1           7.2           6.4         0.70      4.2     6.6    12.3%     0.59

                      --------------------------------------------------------------------------------------------------------
                      Mean        --         --              9.6x          8.4x        0.91x     5.8x    7.5x   14.1%     0.70x
                      ========================================================================================================

March 28, 2001
Jones Apparel Group   $38.05   $5,104.7   $5,800.0          12.9x         11.1x        1.40x     8.1x    9.5x   18.9%     0.68x
Liz Claiborne          46.20    2,542.4    2,857.0          11.5          10.3         0.92      7.2     8.9    12.2%     0.94
Nautica Enterprises    18.06      634.2      550.0          12.2          10.8         0.88      5.8     7.6    12.2%     1.00
Polo Ralph Lauren      26.21    2,607.3    2,825.2          13.8          12.2         1.31      8.0    10.0    13.4%     1.03
Tommy Hilfiger         12.37    1,151.8    1,372.6           8.5           7.4         0.73      4.4     6.5    12.2%     0.70

                      --------------------------------------------------------------------------------------------------------
                      Mean        --         --             11.8x         10.4x        1.05x     6.7x    8.5x   13.8%    0.87x
                      ========================================================================================================

Donna Karan
International(e)
Current Offer         $10.60   $  245.1   $  255.4          13.9x         12.0x        0.39x     6.2x    9.9x   16.0%     0.87x
Initial Offer           8.50      196.6      206.8          11.2           9.6         0.31      5.0     8.0    16.0%     0.70
Pre-Announcement        4.88      107.9      112.7           6.4           5.5         0.17      2.6     4.0    16.0%     0.40

===============================================================================================================================

----------
(a)   Market Value includes basic shares outstanding and "in-the-money" options.
(b) Market Capitalization = Market Value + Preferred Equity at Liquidation Value (Incl. Redeemable) + Short-Term Debt + Long-Term Debt + Minority Interest - Cash & Marketable Securities.
(c) Earnings estimates obtained from First Call and calendarized to December or closest month thereafter. Five-year EPS growth rates obtained from I/B/E/S.
(d) December 15, 2000 results are calendarized 2000 estimates for all companies. March 28, 2001 results are calendarized 2000 actual results, except for Nautica, for which Q4 is estimated.
(e) Based on 22.239 million shares outstanding and 0.888 million options outstanding at a weighted average strike price of $6.92, except for the pre-announcement value which is based on 22.137 million shares outstanding. Includes 2000 estimated average net debt balance of $16.4 million less option proceeds of $6.1 million, except for the pre-announcement value which includes management's previous 2000 estimate of net debt and excludes "out-of-the-money" options. Financial results exclude the effects of certain non-recurring items.


[LOGO] Merrill Lynch ======================================================== 18

Public Market Overview
================================================================================
Comparison of Current Company Valuation to Size
(Dollars in Billions)

------------------------------------  ------------------------------------------

 2001 P/E Versus Market Value(a)(b)           2000 EBITDA Multiple Versus
                                             Market Capitalizatiion(b)(c)

------------------------------------  ------------------------------------------

Equity
Market   2001 P/E                     Market          2000 EBITDA
Value    Multiple                     Capitalization  Multiple
-------  --------                     --------------  --------
$5.1047    12.9x  JNY                 $5.8              8.1x  JNY
$2.5424    11.5x  LIZ                 $2.857            7.2x  LIZ
$0.6342    12.2x  NAUT                $0.55             5.8x  NAUT
$2.6073    13.8x  RL                  $2.8252           8.0x  RL
$1.1518     8.5x  TOM                 $1.3726           4.4x  TOM
$0.1079     6.4x  DKI:Pre-Ann         $0.1127           4.0x  DKI:Pre-Ann
$0.2454    13.9x  DKI: Current Offer  $0.2552           6.1x  DKI: Current Offer

====================================  ==========================================

----------
Note: Current valuation multiples, market values and market capitalization amounts as of March 28, 2001.
(a)   Market Values include basic shares outstanding and "in-the-money" options.
(b) Lines shown represent "best fit" of data points, excluding current DKI offer of $10.60 per share.
(c) Market Capitalization = Market Value + Preferred Equity at Liquidation Value (Incl. Redeemable) + Short-Term Debt + Long-Term Debt + Minority Interest - Cash & Marketable Securities.


[LOGO] Merrill Lynch ======================================================== 19

Public Market Overview
================================================================================
Change in Institutional Ownership Since IPO

                  At IPO(a)  CYE 1997  CYE 1998  CYE 1999  Pre-Announcement(b)
                  ---------  --------  --------  --------  -------------------

Insiders(c)         49.4%      48.5%     48.8%     48.3%         48.2%

Retail              30.0%      39.6%     44.0%     41.0%         40.1%

Institutional(d)    20.6%      11.9%      7.2%     10.7%         11.7%

----------
(a)   First reported ownership following June, 1996 IPO.
(b)   As of September 30, 2000.
(c) Source: Proxy statements, including options exercisable within 60 days of filing dates.
(d)   Source: CDA/Spectrum.


[LOGO] Merrill Lynch ======================================================== 20

Public Market Overview
================================================================================
Analysis of DKI Trading Volume

   [The following table was depicted as a bar chart in the printed material.]

                                                        Since
                               1997      1998    1999   2000(a) Announcement(b)
                           --------  --------  ------  -------  --------------
Average Daily Share
  Volume (in 000's)           165.5      99.3    57.6    33.0           107.1
Average Daily Dollar
  Volume (in 000's)        $2,115.4  $1,150.8  $456.4  $221.4          $934.9

--------------------------------------------------------------------------------

Average Daily Volume
as a Percent of Float(c)          1.5%      0.9%    0.5%    0.3%            1.0%

================================================================================

----------
Source: FactSet
(a)   Data up to and including the pre-announcement date of December 15, 2000.
(b)   As of March 28, 2001.
(c) Assumes average float of 10.8 million shares. Excludes shares owned by Ms. Donna Karan and Mr. Stephen Weiss, Takihyo, Inc., Prince Alwaleed and other insiders.


[LOGO] Merrill Lynch ======================================================== 21

Public Market Overview
================================================================================
Analysis of DKI Trading Volume (cont'd)

   [The following tables were depicted as bar charts in the printed material.]

--------------------------------------------------------------------------------

                 Percent of Volume Traded Below Stock Price(a):
                    December 15, 1999 - Pre-Announcement(b)

--------------------------------------------------------------------------------
Shares Traded (000's)

                $5.50     $6.50     $7.50     $8.50     $9.50
                -----     -----     -----     -----     -----
                9.1%      42.5%     77.9%     97.2%     100.0%

================================================================================

--------------------------------------------------------------------------------

                   Percent of Volume Traded Below Stock Price
                             Since Announcement(c)

--------------------------------------------------------------------------------
Shares Traded (000's)

                $8.25     $8.50     $8.75     $9.00     $9.25
                -----     -----     -----     -----     -----
                0.0%      22.8%     59.7%     78.6%     100.0%

================================================================================

----------
Source: FactSet.
(a) Pre-announcement 52-week high and low share price of $9.38 and $4.25, respectively.
(b)   Pre-announcement date: December 15, 2000.
(c)   As of March 28, 2000.


[LOGO] Merrill Lynch ======================================================== 22

================================================================================

                       Overview of Donna Karan Financials

================================================================================

Overview of Donna Karan Financials
================================================================================
Projections Summary: Management Estimates vs. Wall Street Projections
(Dollars in Millions, Except Per Share Amounts)

   [The following tables were depicted as bar charts in the printed material.]

--------------------------------------------------------------------------------

                                   Net Sales

--------------------------------------------------------------------------------
Management Estimates(a)

                              --------------------
                              5-Year CAGR: 10.9% >
                              --------------------

            2000A       2001       2002       2003       2004       2005
            -----       ----       ----       ----       ----       ----
           $662.7     $754.7     $818.7     $904.7     $1,004.4   $1,112.8

% Growth      0.9%      13.9%       8.5%      10.5%        11.0%      10.8%

================================================================================

--------------------------------------------------------------------------------

                                   Net Sales

--------------------------------------------------------------------------------
Wall Street Projections(b)

                              --------------------
                               5-Year CAGR: 9.3% >
                              --------------------

            2000A       2001       2002       2003       2004       2005
            -----       ----       ----       ----       ----       ----
            $662.7      $732.5     $798.4     $870.3     $948.6     $1,034.0

% Growth      0.9%       10.5%       9.0%       9.0%       9.0%         9.0%

================================================================================

--------------------------------------------------------------------------------

                                     EBITDA

--------------------------------------------------------------------------------
Management Estimates(a)

                              --------------------
                              5-Year CAGR: 19.1% >
                              --------------------

            2000A(c)    2001       2002       2003       2004       2005
            --------    ----       ----       ----       ----       ----
            $41.5       $49.4      $55.8      $66.2      $83.9      $99.7

% Margin     6.3%        6.6%       6.8%       7.3%       8.4%       9.0%

================================================================================

--------------------------------------------------------------------------------

                                     EBITDA

--------------------------------------------------------------------------------
Wall Street Projections(b)

                              --------------------
                              5-Year CAGR: 13.3% >
                              --------------------

            2000A(c)    2001       2002       2003       2004       2005
            --------    ----       ----       ----       ----       ----
            $41.5       $48.5      $53.0      $60.4      $68.6      $77.7

% Margin     6.3%        6.6%       6.6%       6.9%       7.2%       7.5%

================================================================================

--------------------------------------------------------------------------------

                                      EPS

--------------------------------------------------------------------------------
Management Estimates(a)

                              --------------------
                              5-Year CAGR: 22.9% >
                              --------------------

            2000A(c)    2001       2002       2003       2004       2005
            --------    ----       ----       ----       ----       ----
            $0.62       $0.82      $0.90      $1.05      $1.37      $1.74

% Growth       --       32.4%       9.8%      16.5%      30.8%      26.5%

================================================================================

--------------------------------------------------------------------------------

                                      EPS

--------------------------------------------------------------------------------
Wall Street Projections(b)

                              --------------------
                              5-Year CAGR: 17.1% >
                              --------------------

            2000A(c)    2001       2002       2003       2004       2005
            --------    ----       ----       ----       ----       ----
            $0.62       $0.76      $0.88      $1.02      $1.18      $1.37

% Growth       --       23.4%      14.5%      16.1%      16.2%      15.9%

================================================================================

----------
(a)   Donna Karan management estimates provided through 2005.
(b) Based on publicly available Wall Street equity research through 2001 and extrapolated thereafter based on I/B/E/S 5-Year EPS growth rate.
(c) 2000 actual results adjusted to exclude extraordinary and non-recurring items.


[LOGO] Merrill Lynch ======================================================== 23

Overview of Donna Karan Financials
================================================================================
Analysis of FY 2000 and Q4 2000 Operating Results(a)
(Dollars in Millions, Except Per Share Amounts)

-----------------------------------------------------------------------------------------------------------------------
                                                    Adjustments
                                            -----------------------------   Pre-Reserve
                                 Reported                  Transportation   Adjustment     Restructuring     Adjusted
                                 Results    Tax Benefit       Expenses       Subtotal     Reserve Reversal   Results(b)
                                 --------   ------------   --------------   -----------   ----------------   ----------
-----------------------------------------------------------------------------------------------------------------------
FY 2000

Net Sales                        $662.7         $0.0            $0.0          $662.7            $0.0           $662.7

EBITDA                             40.7          0.0             2.4            43.1            (1.6)            41.5

EBIT                               24.9          0.0             2.4            27.3            (1.6)            25.7

Net Income                         19.2         (6.0)            1.4            14.6            (1.0)            13.6

EPS(c)                             $0.87       ($0.27)          $0.06           $0.66          ($0.04)           $0.62

First Call EPS Estimate(d)         $0.65          --              --            $0.65             --             $0.65

Q4 2000

Net Sales                        $165.7         $0.0            $0.0          $165.7            $0.0           $165.7

EBITDA                             11.4          0.0             2.4            13.8            (0.6)            13.2

EBIT                                5.7          0.0             2.4             8.1            (0.6)             7.4

Net Income                          8.9         (6.0)            1.4             4.3            (0.4)             3.9

EPS(c)                             $0.40       ($0.27)          $0.06           $0.19          ($0.01)           $0.18

First Call EPS Estimate(d)         $0.19          --              --            $0.19              --            $0.19

=======================================================================================================================

----------
(a) Reconciles fiscal year 2000 and Q4 2000 reported operating results to adjusted results excluding extraordinary and non-recurring items.
(b) Does not adjust for union reserve reversal credit of $2.9 million in FY 2000, $3.4 million for Q4 2000, and excess shrink in inventory charge of $4.3 million in FY 2000, $2.0 million for Q4 2000.
(c)   Based on 22.1 million fully diluted weighted average shares outstanding.
(d)   First Call EPS estimates as of November 30, 2000.


[LOGO] Merrill Lynch ======================================================== 24

================================================================================

                               Valuation Analysis

================================================================================

Valuation Analysis
================================================================================
Overview of Valuation Methodologies

                                                          -------------
                                                          DKI Valuation
                                                          Methodologies
                                                          -------------
                                                                 |
           -----------------------------------------------------------------------------------------------------------
           |                          |                          |                         |                         |
------------------------   ----------------------    -----------------------   ------------------------   ----------------------
    Pubilicly-Traded             Present Value               Precedent                Discounted                 Historical
        Comparable              of Hypothetical             Acquisition                Cash Flow                   Trading
        Companies                   Future                 Transactions                Analysis                  Performance
         Analysis                 Share Price                Analysis
------------------------   ----------------------    -----------------------   ------------------------   ----------------------

o "Public Market           o "Public Market          o "Private Market         o "Fundamental" value of   o Valuation based on
  Valuation"                 Valuation"                Valuation"                business                   stock price 52-week
                                                                                                            high and low
o Value based on market    o Value based on market   o Value based on          o Present value of
  trading multiples of       trading multiples of      multiples paid for        projected free cash      o No control premium
  comparable companies       comparable companies      branded apparel           flows
                                                       companies in sale
o No control premium       o No control premium        transactions            o No control premium

                           o Evaluate long-term      o Control premium
                             financial prospects
                                                     o Certain terms of
                                                       Gabrielle Studio
                                                       license agreement may
                                                       impact feasibility of
                                                       realizing value


[LOGO] Merrill Lynch ======================================================== 25

Valuation Analysis
================================================================================
DKI Valuation Based Upon Publicly Traded Comparable Companies
(Dollars in Millions, Except Per Share Amounts)

---------------------------------------------------------------------------------------------------------------------------------

                                      Trading Multiples of Selected Branded Apparel Companies

---------------------------------------------------------------------------------------------------------------------------------

                                                                                             Market Cap. as a
                                                                      Market Value as      Multiple of 2000(d):  5-Year EPS
                             Share Price       Market       Market     a Multiple of      ---------------------    Growth    2001
        Company               28-Mar-01       Value(a)     Cap.(b)    2001 EPS Est.(c)    EBITDA         EBIT      Rate(c)   PEG
-----------------------  ----------------    ---------     --------   ----------------    ------        -----      ------    ----
Branded Apparel

Jones Apparel Group            $38.05         $5,104.7     $5,800.0       12.9x           8.1x           9.5x      18.9%     0.68x

Liz Claiborne                  46.20          2,542.4      2,857.0        11.5            7.2            8.9       12.2%     0.94

Nautica Enterprises            18.06          634.2        550.0          12.2            5.8            7.6       12.2%     1.00

Polo Ralph Lauren              26.21          2,607.3      2,825.2        13.8            8.0           10.0       13.4%     1.03

Tommy Hilfiger                 12.37          1,151.8      1,372.6         8.5            4.4            6.5       12.2%     0.70

                        ----------------------------------------------------------------------------------------------------------
                        Mean   --                --           --         11.8x            6.7x           8.5x      13.8%     0.87x
                        ==========================================================================================================

DKI Pre-Announcement(e)        $4.88          $107.9       $112.7         6.4x            2.6x           4.0x      16.0%     0.40x

=================================================================================================================================

-----------------------------------------------------------------------------------------

Implied Valuation of DKI Based Upon Selected Publicly Traded Branded Apparel Companies(a)

-----------------------------------------------------------------------------------------
                                                   Valuation Multiple   DKI Preliminary
   Relevant Metric         DKI Financial Results    Reference Range     Valuation Range
------------------------   ---------------------    ---------------     ---------------
Management Estimates:
2001 P/E Multiple                 $0.82              9.0x - 13.0x        $7.40 - $10.65

Wall Street Projections:
2001 P/E Multiple                 0.76                9.0 - 13.0          6.85 - 9.90

----------
(a) Market Value is based on basic shares outstanding and "in-the-money" options.
(b) Market Capitalization = Market Value + Preferred Equity at Liquidation Value (Incl. Redeemable) + Short-Term Debt + Long-Term Debt + Minority Interest - Cash & Marketable Securities.
(c) Earnings estimates obtained from First Call and calendarized to December or closest month thereafter. Five-year growth rates obtained from I/B/E/S.
(d) Results are calendarized 2000 actual results, except for Nautica, for which Q4 is estimated, and DKI which reflects management projections as of December 15, 2000.
(e) Based on 22.137 million shares outstanding. Includes management's previous 2000 estimate of net debt and excludes "out-of-the-money" options.


[LOGO] Merrill Lynch ======================================================== 26

Valuation Analysis
================================================================================
Present Value of Hypothetical Future DKI Share Price

--------------------------------------------------------------------------------
Hypothetical Future DKI Share Price is Derived By Applying a Forward P/E Multiple Range of 9.0x to 13.0x to
Projected Earnings Estimates and Discounting Them to the Present Using an Equity Cost of Capital of 15% (a)
--------------------------------------------------------------------------------

   [The following tables were depicted as bar charts in the printed material.]

--------------------------------------------------------------------------------

                              Management Estimates

--------------------------------------------------------------------------------
Implied Stock Price Discounted to December 31, 2000

Current
P/E(b)    2001      2002      2003      2004      2005
-------   ----      ----      ----      ----      ----       ---------
                                                             Proposed
 9.0x    $ 7.38    $ 7.05    $ 7.14    $ 8.12    $ 8.93 ----  Offer:
                                                              $10.60
11.0x    $ 9.02    $ 8.62    $ 8.73    $ 9.92    $10.91      =========
                                                             ---------
                                                              DKI Pre-
13.0x    $10.67    $10.18    $10.31    $11.73    $12.90 ---    Ann.:
                                                               $4.88
                                                             =========

--------------------------------------------------------------------------------
EPS       $0.82     $0.90     $1.05     $1.37     $1.74
================================================================================

================================================================================

--------------------------------------------------------------------------------

                              Wall Street Projections

--------------------------------------------------------------------------------
Implied Stock Price Discounted to December 31, 2000

Current
P/E(b)    2001      2002      2003      2004      2005
-------   ----      ----      ----      ----      ----       ---------
                                                             Proposed
 9.0x    $ 6.88    $ 6.85    $ 6.91    $ 6.98    $ 7.03 ----  Offer:
                                                              $10.60
11.0x    $ 8.41    $ 8.37    $ 8.45    $ 8.53    $ 8.60      =========
                                                             ---------
                                                              DKI Pre-
13.0x    $ 9.94    $ 9.89    $ 9.98    $10.08    $10.16 ---    Ann.:
                                                               $4.88
                                                             =========

--------------------------------------------------------------------------------
EPS       $0.76     $0.88     $1.02     $1.18     $1.37
================================================================================

================================================================================

----------
(a) Based on an analysis of DKI's weighted average cost of capital. (See appendix)
(b) DKI traded at 2001E P/E multiples of 5.9x and 6.4x based on management estimates and Wall Street projections, respectively, on the pre-announcement date of December 15, 2000.


[LOGO] Merrill Lynch ======================================================== 27

Valuation Analysis
================================================================================
DKI Valuation Based Upon Precedent Acquisition Transactions (a)
(Dollars in Millions, Except Per Share Amounts)

-----------------------------------------------------------------------------------------------------------------------------------

                                          Selected Branded Apparel Acquisition Comparables

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                         Transaction Value as a Multiple of:
                                                                                   -----------------------------------------------
 Date           Target                    Acquiror              Transaction Value  LTM Revenue         LTM EBITDA         LTM EBIT
------    -------------------     ---------------------------   -----------------  --------            -------            --------
7/3/00    Burberry (Spain) SA     Great Universal Stores, PLC       $247.7            1.28x               7.0x              7.8x
3/2/99    Nine West               Jones Apparel Group              1,376.0            0.72                7.8              10.8
2/3/99    St. John Knits, Inc.    Vestar Capital Partners Inc.       520.0            1.75                7.5               9.1
9/10/98   Sun Apparel             Jones Apparel Group                448.2            1.10                8.8               9.6
10/16/97  Sun Apparel             Vestar Capital Partners            184.0            0.55                5.5               7.2
9/25/97   Designer Holdings Ltd.  The Warnaco Group, Inc.            353.4            0.72                8.1               9.3

                                                                ------------------------------------------------------------------
                                                                     Mean             1.02x               7.5x              9.0x
                                                                     Median           0.91                7.7               9.2
                                                                ==================================================================

===================================================================================================================================

--------------------------------------------------------------------------------

                      Hypothetical Acquisition Transaction

--------------------------------------------------------------------------------

                                             2000 Revenue Multiple of:
                                        ------------------------------------
                                        0.80x           0.95x          1.10x
                                        ---------- --------------- ---------

2000 Revenue                                            $662.7
Combined Enterprise Value               $530.2           629.6        $729.0
Less: Gabrielle Purchase Price           400.0           400.0         400.0
      DKI Net Debt(b)                     10.3            10.3          10.3
                                        ------          ------        ------
Total DKI Equity Value                  $119.9          $219.3        $318.7
                                        ======          ======        ======

--------------------------------------------------------------------------------
DKI Equity Value Per Share(c)             $5.20           $9.50       $13.80
Implied 2000 DKI EBIT Multiple             5.1x            8.9x        12.8x
================================================================================

================================================================================

----------
(a) No transaction is identical to the transaction proposed by LVMH to acquire all of the outstanding shares of Donna Karan International. In addition, certain terms of the license agreement between DKI and Gabrielle Studio and the ownership of Gabrielle Studio by LVMH significantly impact the feasibility of a change of control transaction for DKI similar to the transactions reflected above.
(b) Based on 2000 estimated average net debt of $16.4 million less option proceeds of $6.1 million.
(c) Based on 22.239 million shares outstanding and 0.888 million options outstanding at a weighted average strike price of $6.92 per share.


[LOGO] Merrill Lynch ======================================================== 28

Valuation Analysis
================================================================================
DKI Discounted Cash Flow Valuation Per Share (a)

--------------------------------------------------------------------------------

                              Management Estimates

--------------------------------------------------------------------------------

                    Equity Value Per Share at EBITDA Multiple of:
                    ---------------------------------------------
Discount Rate       4.0x               5.0x              6.0x
-------------       ----               ----              ----

12.0%               $9.63              $12.07            $14.52

13.0%                9.17               11.51             13.85

14.0%                8.74               10.98             13.22

================================================================================

--------------------------------------------------------------------------------

                             Wall Street Projections

--------------------------------------------------------------------------------

                    Equity Value Per Share at EBITDA Multiple of:
                    ---------------------------------------------
Discount Rate       4.0x               5.0x              6.0x
-------------       ----               ----              ----

12.0%               $6.85              $8.76            $10.66

13.0%                6.52               8.34             10.16

14.0%                6.20               7.95              9.69

================================================================================

----------
(a) Present values as of December 31, 2000. Terminal values used based on indicated multiple of applicable December 31, 2005 estimated EBITDA. Based on 2000 estimated average net debt of $16.4 less $6.1 million of option proceeds. Per share values calculated based on 22.239 million shares outstanding and 0.888 million options outstanding at an average strike price of $6.92 per share.


[LOGO] Merrill Lynch ======================================================== 29

Valuation Analysis
================================================================================
Summary Valuation of DKI (a)
(Dollars in Millions, Except Per Share Amounts)

                                             DKI Management       Wall Street
                                               Estimates          Projections
                                             ---------------      ------------

Public Comparables                           $7.40 - $10.65       $6.85 - $ 9.90
Illustrative Stock Price Based on
   Forward EPS                               $7.05 - $12.90       $6.85 - $10.15
Precedent Acquisition Transactions(b)        $5.20 - $13.80       $5.20 - $13.80
Discounted Cash Flow Analysis(c)             $8.75 - $14.50       $6.20 - $10.65
52-Week Share Price High/Low                 $4.25 - $ 9.38

--------------------------------------------------------------------------------------------------------------------------
                                                2001-2005     2001-2005
                                              Current Year   Current Year    2000     2000     2005    2005       Pre-
Relevant Statistics:      2001 EPS  2001 EPS      EPS            EPS        Revenue  Revenue  EBITDA  EBITDA  Announcement
--------------------
DKI Management Estimates   $0.82        --    $0.82 - $1.74        --        $662.7     --     $99.7    --         --
Wall Street Projections       --     $0.76          --       $0.76 - $1.37     --     $662.7    --     $77.7       --
Multiple Range:
High                       13.0x     13.0x        13.0x          13.0x        1.10x    1.10x    6.0x    6.0x       --
Low                         9.0x      9.0x         9.0x           9.0x        0.80x    0.80x    4.0x    4.0x       --

--------------------------------------------------------------------------------------------------------------------------

----------
(a) Based on 22.239 million shares outstanding, 0.888 million options at a weighted average price of $6.92 and 2000 estimated average net debt of $10.3 million (including $6.1 million of option proceeds).
(b) Values based on precedent transactions are hypothetical values as certain terms of the license agreement between DKI and Gabrielle Studio and the ownership of Gabrielle Studio by LVMH significantly impact the feasibility of a change of control transaction similar to the transactions evaluated to determine the reference range of revenue multiples utilized in this analysis. Valuation adjusted for Gabrielle Studio license assuming a value of $400 million.
(c) Assumes a weighted average cost of capital range from 12.00% (high) to 14.00% (low).


[LOGO] Merrill Lynch ======================================================== 30

================================================================================

                                    Appendix

================================================================================

Appendix
================================================================================
Analysis of Donna Karan Weighted Average Cost of Capital ("WACC")

--------------------------------------------------------------------------------------------------------
Three-Month Treasury Bill                         4.53%    Estimated Future Market Return (a)     13.41%
Thirty-Year Goverment Bond                        5.31%    Estimated Future Risk Free Rate         5.31%
                                                                                                  ------
Historical Spread Between Long Bond and Bill      1.40%    Estimated Market Risk Premium           8.10%
Historical Spread Between Long Bond and S&P 500   8.10%
--------------------------------------------------------------------------------------------------------

                              --------------------------------------------------------------------------
                              Levered     Tax        Debt to       Unlevered      Levered      Unlevered
                              Beta(b)    Rate      MV of Equity     Beta(c)      Return(d)     Return(e)
                              -------    ----      ------------     -------      ---------     ---------
Donna Karan International      1.04      40.9%        -3.6%          1.06          13.7%         13.9%
                              -------    ----      ------------     -------      ---------     ---------
                               1.04      40.9%        -3.6%          1.06          13.7%         13.9%

                                         ---------------------------------------------------------------
                                          Cost of Equity at Various Unlevered Beta and Capital Rates (f)
              Debt to                    ---------------------------------------------------------------
            MV of Equity                   0.96           0.98          1.06          1.03          1.10
            ------------                 ------          -----         -----         -----         -----
                0.0%                     13.1%           13.3%         13.9%         13.7%         14.2%
               10.0%                     13.6%           13.7%         14.4%         14.2%         14.8%
               20.0%                     14.0%           14.2%         15.0%         14.7%         15.3%
               30.0%                     14.5%           14.7%         15.5%         15.2%         15.9%
               40.0%                     15.0%           15.2%         16.0%         15.7%         16.4%

                                         --------------------------------------------------------------------------------
                                         Weighted Average Cost of Capital at Various Unlevered Beta and Capital Rates (g)
              Debt to       Est. Pretax  --------------------------------------------------------------------------------
            MV of Equity   Cost of Debt    0.96           0.98          1.06          1.03          1.10
            ------------   ------------  ------          -----         -----         -----         -----
                0.0%           9.00%      13.1%          13.3%         13.9%         13.7%         14.2%
               10.0%           9.50%      12.9%          13.0%         13.6%         13.4%         14.0%
               20.0%          10.00%      12.7%          12.8%         13.5%         13.2%         13.8%
               30.0%          10.50%      12.6%          12.8%         13.4%         13.1%         13.7%
               40.0%          11.00%      12.6%          12.7%         13.3%         13.1%         13.6%

----------

(a) Thirty-year government bond yield plus the historical spread between the long bond and the S&P 500.

(b)   Source: Merrill Lynch Beta Book as of November 2000 and Bloomberg.

(c) Unlevered beta equals (Levered Beta/(1 + ((1 - Tax Rate) * (Total Debt/Equity)))).

(d) Levered Return = Estimated Future Risk Free Rate + (Levered Beta x Estimated Market Risk Premium).

(e) Unlevered Return = Estimated Future Risk Free Rate + (Unlevered Beta x Estimated Market Risk Premium).

(f) Cost of Equity = Estimated Future Risk Free Rate + (Unlevered Beta * (1+((1-tax Rate))* (Total Debt/Equity)))*Market Premium).

(g)   WACC = Cost of Equity (E) x [E /(D + E)] + Cost of Debt (D) x (1 - Tax
      Rate) x [D /(D + E)].


[LOGO] Merrill Lynch ======================================================== 31

Appendix
================================================================================
Analysis of Branded Apparel Companies Weighted Average Cost of Capital ("WACC")

------------------------------------------------------------------------------------------------------
Three-Month Treasury Bill                        4.53%      Estimated Future Market Return (a)  13.41%
Thirty-Year Goverment Bond                       5.31%      Estimated Future Risk Free Rate      5.31%
                                                                                                ------
Historical Spread Between Long Bond and Bill     1.40%      Estimated Market Risk Premium        8.10%
Historical Spread Between Long Bond and S&P 500  8.10%
------------------------------------------------------------------------------------------------------
                                                   --------------------------------------------------------------------
                                                   Levered        Tax       Debt to     Unlevered   Levered   Unlevered
Branded Apparel Comparable Companies               Beta (b)       Rate   MV of Equity    Beta(c)   Return(d)  Return(e)
------------------------------------               --------       ----   ------------    -------   ---------  ---------
Jones Apparel Group                                1.24           39.8%    25.0%          1.08      15.4%       14.0%
Liz Claiborne, Inc.                                1.25           36.0%    15.0%          1.14      15.4%       14.5%
Nautica Enterprises, Inc.                          0.68           38.8%    -7.2%          0.71      10.8%       11.1%
Polo Ralph Lauren                                  0.95           39.5%     5.7%          0.92      13.0%       12.7%
Tommy Hilfiger Corp.                               1.18           26.9%    15.1%          1.06      14.9%       13.9%
                                                   ----           ----     ----           ----      ----        ----
  Average                                          1.06           36.2%    10.7%          0.98      13.9%       13.3%

                                                                  ----------------------------------------------------
                                                                  Cost of Equity at Various Unlevered Beta and Capital
                                                                                        Rates (f)
                                      Debt to                     ----------------------------------------------------
                                    MV of Equity                   0.71     0.85           0.98      1.06        1.14
                                    ------------                   ----     ----           ----      ----        ----
                                        0.0%                      11.1%    12.2%          13.3%     13.9%       14.5%
                                       10.0%                      11.4%    12.6%          13.7%     14.4%       15.1%
                                       20.0%                      11.8%    13.0%          14.2%     14.9%       15.7%
                                       30.0%                      12.1%    13.4%          14.7%     15.5%       16.2%
                                       40.0%                      12.5%    13.8%          15.2%     16.0%       16.8%

                                                                  ------------------------------------------------------
                                                                  Weighted Average Cost of Capital at Various Unlevered
                                                                                  Beta and Capital Rates (g)
                                      Debt to      Est. Pretax    ------------------------------------------------------
                                    MV of Equity   Cost of Debt    0.71     0.85           0.98      1.06        1.14
                                    ------------   ------------    ----     ----           ----      ----        ----
                                       0.0%         9.00%         11.1%    12.2%          13.3%     13.9%       14.5%
                                      10.0%         9.50%         10.9%    12.0%          13.0%     13.6%       14.2%
                                      20.0%        10.00%         10.8%    11.8%          12.8%     13.4%       14.0%
                                      30.0%        10.50%         10.8%    11.8%          12.8%     13.3%       13.9%
                                      40.0%        11.00%         10.8%    11.8%          12.7%     13.3%       13.9%

----------
(a) Thirty-year government bond yield plus the historical spread between the long bond and the S&P 500.
(b)   Source: Merrill Lynch Beta Book as of November 2000 and Bloomberg.
(c) Unlevered beta equals (Levered Beta/(1 + ((1 - Tax Rate) * (Total Debt/Equity)))).
(d) Levered Return = Estimated Future Risk Free Rate + (Levered Beta x Estimated Market Risk Premium).
(e) Unlevered Return = Estimated Future Risk Free Rate + (Unlevered Beta x Estimated Market Risk Premium).
(f) Cost of Equity = Estimated Future Risk Free Rate + (Unlevered Beta * (1+((1-tax Rate))* (Total Debt/Equity)))*Market Premium).
(g)   WACC = Cost of Equity (E) x [E /(D + E)] + Cost of Debt (D) x (1 - Tax
      Rate) x [D /(D + E)].


[LOGO] Merrill Lynch ======================================================== 32